CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43311 and 33-54104) and on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279 and 333-135088) of Old Republic International Corporation of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                                                    /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 28, 2007